UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 28, 2007
Date of report (Date of earliest event reported):
PETER KIEWIT SONS’, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23943 (Commission File Number)	91-1842817 (I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha, Nebraska (Address of Principal Executive Offices)	68131 (Zip Code)
(402) 342-2052
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a special meeting of the stockholders (“Stockholders”) of the Corporation held on December 28, 2007, the Stockholders approved the amendment to and restatement of the Corporation’s Restated Certificate of Incorporation (the “Restated Certificate”). The purpose behind the amendment and restatement were to allow for the previously announced exchange offer (the “Offer”) of the Corporation’s $0.01 par value per share common stock (the “Stock”) for interests (“Interests”) in the Peter Kiewit Son’s, Inc. Employee Ownership Plan (the “Plan”), which was also adopted by the Stockholders at the special meeting. In order to complete the Offer, the Stockholders approved the Restated Certificate, which, among other things, allowed the Company to create a wholly-owned subsidiary to serve as the administrator of the Plan (the “Administrator”), allowed Stockholders to tender their shares of Stock in exchange for Interests in the Plan, allowed the Administrator to hold shares of Stock on behalf of the participants in the Plan, created a new class of $0.01 par value per share non-voting common stock of the Corporation (“Non-Voting Stock”), restricted the ownership of the existing shares of Stock to the Administrator during any time when the Plan is in effect and provided that any shares of Stock that are transferred to an eligible Stockholder other than the Administrator automatically and immediately convert into Non-Voting Stock.
The Restated Certificate was filed with the Secretary of State of the State of Delaware and is effective as of December 28, 2007.
Item 8.01. Other Events.
The Offer expired at 12:00 midnight, Eastern U.S. time on December 28, 2007 (the “Expiration Date”). Pursuant to the terms and conditions of the Offer, as amended and supplemented by the first supplement to the Offer filed with the Securities and Exchange Commission (“SEC”) on November 14, 2007, the second supplement to the Offer filed with the SEC on November 29, 2007 and the third supplement to the Offer filed with the SEC on December 20, 2007, 19,611,623 shares of Stock were tendered and accepted by the Company. The accepted shares of Stock represent approximately 99% of the total issued and outstanding shares of Stock, determined as of the Expiration Date. In connection with the acceptance of these shares of Stock, the participants in the duly adopted Plan will receive an equal number of Interests.
As described in the terms of the Offer, the Company will repurchase for cash at a price equal to the formula price of a share of Stock, as specified in the Company’s Restated Certificate, all shares of Stock from Stockholders who did not participate in the offer. The Company expects to repurchase an aggregate of 263,632 shares of Stock from Stockholders who did not participate in the Offer and from Stockholders who tendered but are not eligible to participate in the Plan.
Following the closing of the Offer and the repurchases described above, there are expected to be 19,537,234 shares of Stock issued and outstanding, all of which will be held of record by the Administrator of the Plan.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Peter Kiewit Sons’, Inc., as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PETER KIEWIT SONS’, INC.
	By:	/s/ Tobin A. Schropp
Date: December 31, 2007		Tobin A. Schropp, Senior Vice President

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